SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 30, 2011 (March 25, 2011)
Date of Report
(Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation)		Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
On March 25, 2011, KeyBank National Association acquired all of the interests of the other lenders under our $30 million revolving credit facility. Simultaneously with that acquisition, the credit facility was amended in the following material respects:
•	The maximum permissible total leverage ratio was increased to 6.5 to 1.0.

•	The maximum permissible senior leverage ratio was increased to 5.0 to 1.0.

•	The minimum debt service coverage ratio was reduced to 1.5 to 1.0.
Under a prior amendment to the credit facility in January of this year, we were obligated to pay deferred amendment fees of up to $412,500. Including those fees, we paid fees totaling $485,000 in connection with the current amendment.
The foregoing summary of the amendment is qualified by the express terms of the amendment, which is filed as Exhibit 10 to this current report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Exhibit
10	Third Amendment to Credit Agreement and Amendment to Other Loan Documents dated March 25, 2011 among the Registrant, WHC809, LLC, and KeyBank National Association

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: March 30, 2011	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10	Third Amendment to Credit Agreement and Amendment to Other Loan Documents dated March 25, 2011 among the Registrant, WHC809, LLC, and KeyBank National Association